SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 5, 2010
Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1100 Dexter Avenue North, Suite 100
Seattle, WA 98109
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9715

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

             Section 1– Registrant's Business and Operations

Item 1.01                 Entry Into a Material Definitive Agreement

Agreement for the Purchase of Magna Energy Services, LLC

On October 5, 2010, GeoBio Energy Inc., entered into and closed an equity purchase agreement (the “Magna Purchase Agreement”) to purchase one hundred percent (100%) of the issued and outstanding equity interests of Magna Energy Services, LLC (“Magna”).  Under the Magna Purchase Agreement, the parties agreed to a total purchase price of up to Three Million, Two Hundred Thousand and 00/100 U.S. Dollars ($3,200,000.00)(the “Purchase Price Consideration”), which Purchase Price Consideration shall be adjustable, and based in significant part, upon Magna’s stated 12-month trailing EBITDA as of August 31, 2010 (the “Stated 12-Month EBITDA”), of Eight Hundred Thirty-three Thousand, Three Hundred Forty-nine U.S. Dollars ($833,349.00).

The Purchase Price Consideration shall be adjustable downward, in the event that the verifiable 12-month trailing EBITDA determined as of December 31, 2010, is lower than Magna’s stated 12-Month EBITDA by more than ten percent (10%), proportionally to the EBITDA short-fall (the “EBITDA Adjustment”).  Completion of the acquisition of Magna is subject to meeting certain terms and conditions of the Magna Purchase Agreement, including GeoBio’s delivery of the Purchase Price Consideration, which is payable as follows:

(i)
A cash deposit of One Hundred Thousand Dollars ($100,000.00), as a non-refundable down payment (the “Down Payment”) on, and credit toward, the Purchase Price Consideration within ten (10) days following the October 5, 2010 closing date of the Magna Purchase Agreement;

(ii)
8% Promissory Notes to the principals of Magna with a total face value of Three Million, One Hundred Thousand U.S. Dollars ($3,100,000.00) with maturity dates of December 31, 2010 (the “Take-Out Notes”).  The Take-Out Notes shall be prorated for any required EBITDA Adjustment, as determined on December 31, 2010; and

(iii)	Certain current managers of Magna shall receive employment agreements to remain employed on a full time basis for three years following payment of the Take-Out Notes.

Additionally, the Magna Purchase Agreement requires that Magna have Working Capital of Three Hundred Fifty Thousand U.S. Dollars ($350,000.00) upon payment of the Take-Out Notes.  If at the retirement of the Take-Out Notes the Working Capital is less than Three Hundred Fifty Thousand U.S. Dollars ($350,000.00), then GeoBio shall reduce the Take-Out Notes by the amount of the difference.  Excess Working Capital shall be distributed to the sellers of Magna.

Magna, its principals and management also pledge and agree not to compete with the business of Magna, nor within Magna’s industry anywhere in the following states for a period of five (5) years; Colorado, Utah, Arizona, New Mexico, and Wyoming.

Completion of the Magna Purchase Agreement is also conditioned upon GeoBio’s receipt of acceptable results of environmental surveys of Magna’s assets, including a “Phase I” Environmental Survey.

Magna, located in Aztec, New Mexico, sells and applies environmentally acceptable chemical blends used to maintain, clean and improve the operating efficiency of natural gas and oil wells.  Magna provides technical solutions that enhance productivity and well efficiency.  Magna’s chemical-blend composites are customized to the needs of the client, based on samples taken from the specific wells to be serviced, and enable targeted treatments to resolve various problems inherent in “in-stream” production.

Section 8– Other Events

Item 8.01Other Events

On October 5, 2010, GeoBio issued a press release regarding closing of the Magna Purchase Agreement, attached as Exhibit 99.10.

Section 9 – Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits

(d) Exhibits:

EXHIBIT NUMBER	DESCRIPTION	LOCATION
99.10	Press release issued October 5, 2010	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2010

GEOBIO AVIATION, INC.
/s/ Lance Miyatovich
By:
Lance Miyatovich Chief Executive Officer